Exhibit 99.1

BioCardia Announces First Patient in Phase 3 Randomized Controlled Double-Blind CardiAMP HF II Clinical Trial of the Company’s Lead Cell Therapy for Treatment of Heart Failure

Sunnyvale, California – May 1, 2025 - BioCardia, Inc. [NASDAQ: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the first patient enrolled in the Phase III randomized procedure placebo-controlled double-blind CardiAMP HF II clinical trial of the Company’s lead autologous cell therapy program for the treatment of heart failure at BayCare Morton Plant Hospital in Clearwater, Florida.

“We are excited to lead enrollment in the CardiAMP HF II trial and be able to offer this cell therapy study to our heart failure patients. This investigational therapy has been shown to enhance microvascular function and demonstrated promising clinical outcomes in the recently completed CardiAMP HF Trial, particularly for the patients we are targeting for this trial,” said Dr. Leslie Miller, M.D., Chief of the Congestive Heart Failure and Heart Function Clinic at BayCare Morton Plant Hospital in Clearwater, Florida. Dr. Miller is also a CardiAMP HF II Trial Principal Investigator and member of the Executive Steering Committee. “The unique ability to personalize this treatment based on a patient’s own cellular characteristics make CardiAMP cell therapy attractive for treating heart failure. The approach preserves all therapeutic options for our patients, including repeated cell therapy, and avoids the need for immune suppression. I congratulate and thank our team at Morton Plant Hospital for achieving this important milestone in enrolling the first patient in the world’s first confirmatory Phase 3 cardiac cell therapy trial for heart failure.”

“Our first CardiAMP HF II study procedure went smoothly and per protocol,” said Dr. Rakesh Sharma, M.D., Interventional Cardiologist at BayCare Morton Plant Hospital in Clearwater, and CardiAMP HF II investigator. “Our efforts in cardiac cell therapy over many years have supported the potential of this CardiAMP cell therapy where cells are harvested, processed, and delivered into the heart muscle by our research team. I value the Helix minimally invasive cell intramyocardial delivery platform for its ability to enable targeting of specific segments in the heart with confidence and find the new Morph DNA steerable navigation catheter to be an elegant enhancement.”

“We are thankful for the Baycare Morton Plant team led by Dr. Miller and Dr. Sharma as well as the many other world-class clinical teams engaged in the CardiAMP cell therapy trials,” said Peter Altman, PhD, BioCardia President and Chief Executive Officer. “We are preparing regulatory submissions in Japan and the USA intended to seek separate approvals of the CardiAMP cell therapy and Helix biotherapeutic delivery platform based on our existing TABMMI1, TAC-HFT2,3, and CardiAMP HF4 clinical data. The CardiAMP HF II trial is intended to collect confirmatory evidence to support this autologous cell therapy with respect to approvals, adoption, and reimbursement.”

About the CardiAMP Heart Failure II Study

CardiAMP HF II is a 250-patient randomized multicenter procedure placebo-controlled study of the CardiAMP autologous cell therapy as a one-time treatment for patients with ischemic heart failure with reduced ejection fraction (HFrEF) on guideline directed medical therapy having elevated NTproBNP. The study is intended to confirm the safety and efficacy results in these patients observed in the CardiAMP HF study4. The CardiAMP HF II study uses a similar three-tier composite primary outcome measure to CardiAMP HF, with tier 1 all cause death, tier 2 nonfatal major adverse cardiac events, but with tier 3 using a validated quality of life patient self-assessment instrument. In CardiAMP HF, this composite efficacy endpoint was achieved with statistical significance in the patients with elevated NTproBNP that are the focus of the CardiAMP HF II study (p=0.02).

Advances in this therapeutic approach in CardiAMP HF II include using the cell population analysis at screening to define treatment doses, which enables more patients to be eligible for the therapy, and improvements to the Helix system, which include the introduction of the FDA approved Morph DNA steerable platform.

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response to increase capillary density, reduce tissue fibrosis, and ultimately treat microvascular dysfunction. The mechanisms that lead to microvascular dysfunction, including fibrotic, inflammatory, apoptotic, and endothelial autonomic dysfunction, are all targets of CardiAMP cell therapy, largely through production of growth factors, cytokines, chemokines, and other factors that directly counteract each of these mechanisms.

The CardiAMP clinical development for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS).

CAUTION - Limited by United States law to investigational use.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.  For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to our investigational product candidates, the potential benefits and mechanism of actions of the CardiAMP cell therapy, future regulatory approvals, enrollment in our clinical trials, and the safety and efficacy of our product candidates and therapies. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

References:

1.

de la Fuente LM, Stertzer SH, Argentieri J, et al. Transendocardial autologous bone marrow in myocardial infarction induced heart failure, two-year follow-up in an open-label phase I safety study (the TABMMI study). EuroIntervention. 2011 Nov;7(7):805-12.

2.

Heldman AW, DiFede DL, Fishman JE, et al. Transendocardial mesenchymal stem cells and mononuclear bone marrow cells for ischemic cardiomyopathy: the TAC-HFT randomized trial. JAMA. 2014 Jan 1;311(1):62-73.

3.

Wong Po Foo et al., The transendocardial autologous cells in ischemic heart failure trial bone marrow mononuclear cells (TAC-HFT-BMC) randomized placebo controlled blinded study, Regenerative Medicine 2015, 10(7s), S169.

4.

Raval A, on behalf of the CardiAMP HF Investigators. A Double-blind, Randomized Controlled Trial of an Autologous Cell Therapy in Patients with HFrEF: Principal Results from the CardiAMP-HF Trial, American College of Cardiology Scientific Sessions, March 30, 2025.

###

Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120